UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

Hospitality Investors Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan

On May 22, 2019, Hospitality Investors Trust, Inc. (the “Company”), and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), as guarantors, and certain wholly-owned subsidiaries of the OP (each a “Term Loan Borrower” and collectively the “Term Loan Borrowers”), as borrowers, entered into an amendment to the Company’s Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, as amended (the “Term Loan”).

The amendment was entered into pursuant to and on the terms contemplated by that certain commitment letter with respect to the Term Loan described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2019.

The amendment, among other modifications: (i) reduced the commitments under the Term Loan from $310.0 million to $285.0 million, equal to the outstanding principal amount of the Term Loan following a $25.0 million prepayment made by the Company from the proceeds of the Company’s mortgage and mezzanine financing closed on May 1, 2019 (the “92-Pack Loans”); and (ii) added one additional extension term of one-year to the term of the Term Loan, such that, if the Company exercises all extension rights, the maturity date of the Term Loan would be May 1, 2023.

The amendment was entered into with the following lenders: Citibank, N.A., who also acts as administrative agent and collateral agent for the other lenders under the Term Loan, Deutsche Bank AG New York Branch, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A., Goldman Sachs Bank USA, CTBC Bank Co., Ltd., New York Branch, and Compass Bank.

There are no relationships between the Company, on the one hand, and any of the Term Loan lenders, on the other hand, except that certain of the lenders or their affiliates have made other mortgage and mezzanine loans to the Company and the Company’s affiliates, including the 92-Pack Loans. Additionally, investment funds affiliated with Goldman Sachs Bank USA owned preferred equity securities in two subsidiaries of the OP that indirectly owned certain of the Company’s properties until the Company fully redeemed those preferred equity securities during February 2019.

The description of the amendment to the Term Loan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the amendment. A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to the Second Amended and Restated Term Loan Agreement, dated as of May 22, 2019, by and among by and among the Borrowers Party thereto, as borrowers, Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P., as guarantors, Citibank, N.A., as administrative agent and as collateral agent, and the Lenders party thereto, collectively, as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	HOSPITALITY INVESTORS TRUST, INC. By: /s/ Jonathan P. Mehlman Jonathan P. Mehlman Chief Executive Officer and President